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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                                     CONTACT:

VALHI, INC.                                                Bobby D. O'Brien
Three Lincoln Centre                                       Vice President
5430 LBJ Freeway, Suite 1700                               (972) 233-1700
Dallas, Texas 75240-2697



                        VALHI DECLARES QUARTERLY DIVIDEND



         DALLAS, TEXAS . . . September 2, 2003 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of six cents ($0.06) per share on its common stock, payable on September 30, 2003 to stockholders of record at the close of business on September 15, 2003.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.

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